Exhibit 99.1

Union Bankshares Corporation Announces Agreement to Acquire Xenith Bankshares, Inc.

Richmond, Va., May 22, 2017 – Union Bankshares Corporation (NASDAQ: UBSH, or “Union”) and Xenith Bankshares, Inc. (NASDAQ: XBKS, or “Xenith”) jointly announced today that they have entered into a definitive merger agreement for Union to acquire Xenith in an all-stock transaction. Combining the two organizations will create the preeminent community banking franchise in Virginia and expand Union’s retail footprint into North Carolina and Maryland.

Based on financial data as of March 31, 2017, the combined company would have total assets of $11.9 billion, total deposits of $9.2 billion and gross loans of $8.9 billion. This transaction strengthens Union’s presence in Virginia’s second most populous market, Hampton Roads / Virginia Beach, and adds to its Richmond and Northern Virginia footprints. After systems integration, on a pro forma basis, Union will have the fourth largest branch network in Virginia and will remain the only community bank with a statewide footprint across the Commonwealth.

“We are excited about the opportunity to bring our companies together to enhance our product and customer service capabilities,” said Raymond D. Smoot, Jr., Chairman of Union Bankshares Corporation’s Board of Directors. “We believe that our two companies are stronger together and the combination gives Union a unique franchise to create long term shareholder value.”

“We expect that our combined statewide footprint will bring additional convenience to our customers and position us as a strong competitor against large regional institutions and smaller community banks alike – making us the preeminent community bank in Virginia,” said John C. Asbury, President and Chief Executive Officer of Union. “The combination with Xenith delivers on our stated priorities for this year as well as our acquisition goals enabling Union to efficiently cross the $10 billion asset threshold. Xenith brings extensive commercial and industrial lending expertise as they were built as a C&I platform focusing on Richmond and Northern Virginia and subsequently added an extensive branch network through the combination with the Bank of Hampton Roads. Deepening our presence in Hampton Roads and adding to our Richmond and Northern Virginia network were priorities for Union and we’re also able to gain retail entry points in North Carolina and Maryland. With a more diverse loan portfolio, lower loan to deposit ratio and efficiencies gained, I believe the combined franchise will be able to generate sustainable top-tier financial performance for our shareholders.”

“This transaction delivers on Xenith’s original vision to be an integral part of creating the preeminent commercial bank headquartered in the Commonwealth of Virginia” said T. Gaylon Layfield, III, Chief Executive Officer for Xenith. “With a statewide presence, strong pro forma capital ratios, enhanced retail delivery system and focused commercial banking capabilities, the combined company will be positioned to deliver value to our customers. Both banks are committed to attracting the best talent available and building a culture that encourages and enables that talent to better serve our customers and to be effective in setting the combined company apart from the competition. I look forward to working with our new teammates to deliver on this exciting vision.”

Union Bankshares Corporation

May 22, 2017

Following the closing of the merger Asbury will continue as President and CEO of the combined organization, and Layfield will serve for a transitional period as Executive Vice Chairman of Union Bank & Trust working to ensure a successful integration and enhancing the commercial banking strategy. Following the closing of the merger, the Union Board of Directors will expand to 20 members, and will be composed of 18 members from the current Union Board and two members from the Xenith Board. Smoot will continue to serve as Chairman of the Board of combined company.

Under the terms of the merger agreement, each outstanding share of Xenith common stock will be converted into the right to receive 0.9354 shares of Union common stock. This implies a deal value per share of $29.67 per share of Xenith common stock or approximately $701.2 million in the aggregate based on Union’s closing stock price of $31.72 on May 19, 2017. Shareholders owning more than 4.9% of Xenith common stock will, after the closing of the merger, be subject to a restriction on the sale of their Union shares for 60 days.

In consideration of the merger, extensive due diligence was performed by both companies over a six-week period. The merger agreement has been approved by the board of directors of each company. The companies expect to complete the transaction in early January 2018, subject to the satisfaction of customary closing conditions, including regulatory and shareholder approvals.

Keefe, Bruyette and Woods, Inc. is acting as the financial advisor to Union and Troutman Sanders LLP is acting as its legal advisor in the transaction. Sandler O’Neill + Partners, L.P. is acting as financial advisor to Xenith and Hunton & Williams LLP is acting as its legal advisor in the transaction.

Investor Presentation and Conference Call

An investor presentation has been created for this announcement. It can be located at Union’s investor website http://investors.bankatunion.com – news and events – other documents and on Xenith’s investor website www.xenithbank.com – About Us – Investor Relations – Sec Filings. Union and Xenith will host a conference call to discuss today’s announcement, including the investor presentation, at 10:00 a.m. Eastern Daylight Time today, May 22, 2017.

The webcast with investor presentation can be accessed at: https://engage.vevent.com/rt/unionbankandtrust~052217 and the audio is available at 877-668-4908 conference ID 25620737. A replay of the conference call will be posted on Union’s investor website http://investors.bankatunion.com

Media Availability

Senior leadership of Union will be available to members of the news media from 11:00 a.m. to 11:30 a.m. Eastern Daylight Time today, May 22, 2017, at Union’s headquarters at Three James Center, 1051 East Cary Street, Suite 1200, in Richmond, Virginia.

About Union Bankshares Corporation

Headquartered in Richmond, Virginia, Union Bankshares Corporation is the holding company for Union Bank & Trust, which has 113 banking offices and approximately 184 ATMs located throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage

Union Bankshares Corporation

May 22, 2017

Group, Inc., which provides a full line of mortgage products, Old Dominion Capital Management, Inc., which provides investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the Company is available at http://investors.bankatunion.com.

About Xenith Bankshares, Inc.

Xenith Bankshares, Inc. is the holding company for Xenith Bank, a full-service commercial bank headquartered in Richmond, Virginia. Xenith Bank specifically targets the banking needs of middle market and small businesses, local real estate developers and investors, and retail banking clients. XBKS also offers marine finance floorplan and end-user products through its Shore Premier Finance division. Xenith Bank’s regional area of operations spans from greater Baltimore, Maryland to Raleigh and eastern North Carolina, complementing its significant presence in Greater Washington, D.C., Greater Richmond, Virginia, Greater Hampton Roads, Virginia and on the Eastern Shore of Maryland and Virginia. Xenith Bank has 40 full-service branches and two loan production offices located across these areas with its headquarters centrally located in Richmond.

Additional information about Xenith and its subsidiaries can be found at www.xenithbank.com.

Additional Information and Where to Find It

In connection with the proposed merger, Union will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of Union common stock to be issued to the shareholders of Xenith. The registration statement will include a joint proxy statement of Union and Xenith and a prospectus of Union. A definitive joint proxy statement/prospectus will be sent to the shareholders of Union and Xenith seeking their approval of the merger and related matters. This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and shareholders of Union and Xenith are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described below.

Investors and shareholders of both companies are urged to read the registration statement on Form S-4 and the joint proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed merger because they will contain important information about Union, Xenith and the proposed transaction. Investors and shareholders of both companies are urged to review carefully and consider all public filings by Union and Xenith with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Quarterly Reports on Form 10-Q, and their Current Reports on Form 8-K. Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the joint proxy statement/prospectus and other documents filed with the SEC also may be obtained by directing a request by telephone or mail to Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, Attention: Investor Relations (telephone: (804) 633-5031), or Xenith Bankshares, Inc., 901 E. Cary Street Richmond, Virginia, 23219,

Union Bankshares Corporation

May 22, 2017

Attention: Thomas W. Osgood (telephone: (804) 433-2200), or by accessing Union’s website at www.bankatunion.com under “Investor Relations” or Xenith’s website at www.xenithbank.com under “Investor Relations” under “About Us.” The information on Union’s and Xenith’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

Union and Xenith and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Union and/or Xenith in connection with the merger. Information about the directors and executive officers of Union is set forth in the proxy statement for Union’s 2017 annual meeting of shareholders filed with the SEC on March 21, 2017. Information about the directors and executive officers of Xenith is set forth in Xenith’s Annual Report on Form 10-K, as amended, filed with the SEC on May 1, 2017. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available. Free copies of these documents may be obtained as described above.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Union or Xenith or their management about future events. Such statements include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues as well as other statements regarding the merger. Although each of Union and Xenith believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Union or Xenith will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to: (1) the businesses of Union and Xenith may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, tax rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; the quality and composition of the loan and securities portfolios; demand for loan

Union Bankshares Corporation

May 22, 2017

products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by Union or Xenith with the SEC. Forward-looking statements speak only as of the date they are made and Union and Xenith undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Bill Cimino (804) 448-0937, VP and Director of Corporate Communications of Union.

Thomas W. Osgood (804) 433-2209, Executive Vice President and Chief Financial Officer of Xenith